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                                                                   EXHIBIT 10.30


                       AMENDMENT TO THE YOUCENTRIC, INC.
                 2000 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         THIS AMENDMENT is made and entered into this 9th day of August, 2000 by YOUcentric, Inc., a North Carolina corporation (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Corporation has previously established and adopted the YOUcentric, Inc. 2000 Non-Employee Directors Stock Option Plan (the "Plan") effective June 16, 2000, as amended;

         WHEREAS, section 6 of the Plan provides, in part, that the Board of Directors of the Corporation ("the "Board") at any time and from time to time may amend the Plan;

         WHEREAS, section 3.2 of the Plan provides, in part, that in the event of a stock dividend with respect to the common stock of the Corporation, the committee under the Plan may make equitable adjustments in the limitation on the aggregate number of shares of common stock of the Corporation authorized for issuance pursuant to grants under the Plan, the number of shares of common stock of the Corporation subject to outstanding awards under the Plan and the exercise price per share of common stock of the Corporation under outstanding awards under the Plan;

         WHEREAS, the Board effected a three-for-two share split of its Common Stock by way of a 50% share dividend on August 9, 2000;

         WHEREAS, the Board acting as the committee under the Plan took action pursuant to section 3.2 of the Plan, effective at such time as such share split was effected, to make equitable adjustments in the aggregate number of shares of common stock of the Corporation authorized for issuance pursuant to grants under the Plan, the number of shares of common stock of the Corporation subject to outstanding awards under the Plan and the exercise price per share of common stock of the Corporation under outstanding awards under the Plan;

         WHEREAS, as a result of such Board action there were 180,000 shares of common stock of the Corporation authorized for issuance under the Plan; and

         NOW, THEREFORE, IT IS HEREBY RESOLVED, in consideration of the premises herein contained, the Corporation hereby amends the Plan as follows:

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         1. The first sentence of section 3.1 of the Plan is hereby amended to read as follows effective as of the date hereof:

                  "3.1 Subject to adjustment as provided in Section 3.2 of the Plan, the aggregate number of shares of Stock which are available for issuance pursuant to Awards granted under the Plan shall be One Hundred Eighty Thousand (180,000)."

         2. This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein.

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.


                                           YOUCENTRIC, INC.


                                           By:   /s/ Blount Swain
                                              ----------------------------------
                                              Name:  Blount Swain
                                              Title: Chief Financial Officer